Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Second Quarter 2012 Results

•                  Quarterly revenue of $387 million, up 20%

•                  7% organic revenue growth rate overall, including 8% for subscription-based business

•                  Adjusted EBITDA of $120 million, or 31.0% of revenue for the quarter

•                  EPS of $0.66 and Adjusted EPS of $0.97 for the quarter

ENGLEWOOD, Colo. (June 18, 2012) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the second quarter ended May 31, 2012.  Revenue for the second quarter of 2012 totaled $387 million, a 20 percent increase over second quarter 2011 revenue of $323 million.  Net income for the second quarter of 2012 was $44 million, or $0.66 per diluted share, compared to second quarter 2011 net income of $40 million, or $0.61 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $120 million for the second quarter of 2012, up 26 percent from $95 million in the second quarter of 2011. Adjusted earnings per diluted share were $0.97 for the second quarter of 2012, an increase of 17 percent over the prior-year period. Adjusted EBITDA and Adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“Strong second-quarter results were highlighted by solid top-line growth, meaningful margin expansion, robust free cash flow generation, new product introduction and continued investment in the future of our company,” said Jerre Stead, IHS chairman and chief executive officer. “We finished the first half of the year with momentum and expect to deliver an even better second half of 2012.”

Second Quarter 2012 Details

Revenue for the second quarter of 2012 totaled $387 million, a 20 percent increase over second-quarter 2011 revenue of $323 million.  The revenue increase was driven by seven percent organic growth and 14 percent acquisitive growth, with foreign currency movements decreasing one percent.  The subscription-based business grew eight percent organically and represented 74 percent of total revenue.

	Three Months Ended May 31,		Absolute	Organic	Six Months Ended May 31,		Absolute	Organic
	2012	2011	% change	% change	2012	2011	% change	% change
Subscription revenue	$287,254	$250,372	15%	8%	$560,644	$483,991	16%	8%
Non-subscription revenue	99,905	72,749	37%	4%	169,258	132,273	28%	(3)%
Total revenue	$387,159	$323,121	20%	7%	$729,902	$616,264	18%	6%

The company continued to grow its business overall in all three of its operating regions.  The Americas segment increased its revenue during the second quarter by $36 million, or 18 percent, to $230 million.  The EMEA segment grew its second quarter revenue by $18 million, or 19 percent, to $114 million.  The APAC segment’s revenue was up $10 million, or 31 percent, to $43 million.

Adjusted EBITDA for the second quarter of 2012 was $120 million, up $25 million, or 26 percent, over the prior-year period.  Operating income increased $8 million, or 15 percent, to $60 million.  Americas’ operating income increased $14 million, or 25 percent, to $69 million.  EMEA’s operating income was up $4 million, or 22 percent, to $24 million.  APAC’s operating income grew $2 million, or 17 percent, to $11 million.

Year-to-Date 2012

Revenue for the six months ended May 31, 2012, increased $114 million, or 18 percent, to $730 million.  Organic revenue growth was six percent overall and eight percent for the subscription-based portion of the business.  Acquisitions added 14 percent, and foreign currency movements decreased revenue by one percent during the first six months of 2012.  The Americas segment grew its revenue during the six months ended May 31, 2012, by $63 million, or 17 percent, to $437 million.  The EMEA segment increased its year-to-date 2012 revenue by $33 million, or 19 percent, to $213 million.  The APAC segment increased its revenue by $17 million, or 28 percent, to $80 million during the first six months of 2012.

Adjusted EBITDA for year-to-date 2012 increased $42 million, or 23 percent, to $224 million.  Operating income increased $1 million, or one percent, year-over-year to $96 million.  Americas’ operating income was $120 million, up $16 million, or 15 percent, over the prior-year period.  EMEA grew its year-to-date 2012 operating income to $45 million, up $9 million, or 24 percent, over the same period of 2011.  APAC’s operating income was $19 million, an increase of $1 million, or 8 percent, over last year.

Net income for the six months ended May 31, 2012 decreased $4 million, or six percent, to $68 million, or $1.02 per diluted share.

Cash Flows

Excluding a $57 million pension funding contribution, IHS generated $235 million of cash flow from operations during the six months ended May 31, 2012, representing a 17 percent increase over last year’s $201 million.

Balance Sheet

IHS ended the second quarter of 2012 with $268 million of cash and cash equivalents and $844 million of debt.

Outlook (forward-looking statement)

For the year ending November 30, 2012, IHS is raising guidance and expects:

•                  All-in revenue in a range of $1.53 to $1.58 billion, including an organic growth rate expected to be between 7-10 percent

•                  All-in Adjusted EBITDA in a range of $495 to $505 million

•                  Adjusted EPS between $3.88 and $4.01

We also expect that depreciation and amortization expense will be approximately $119 million for the year ending November 30, 2012, which reflects the impact of recently completed acquisitions.

The above outlook assumes no further currency movements, acquisitions (and does not include the recently announced agreement to acquire GlobalSpec, Inc.), pension mark-to-market adjustments or unanticipated events.

“Importantly, our guidance increase is net of the expected full-year negative impact of $11 million to revenue with minimal impact to Adjusted EBITDA stemming from adverse currency movements,” said Richard Walker, IHS executive vice president and chief financial officer.

See discussion of Adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter 2012 results on June 18, 2012, at 5:00 p.m. EDT.  The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA and Adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and postretirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as Adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA and Adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, Adjusted EBITDA, and Adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and postretirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties - many of which are difficult to predict and generally beyond the control of IHS - that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape.  Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence.  IHS has been in business since 1959, incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005.  Headquartered in Englewood, Colorado, USA, IHS employs more than 6,000 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.

© 2012 IHS Inc. All rights reserved.

###

IHS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per-share amounts)

	As of	As of
	May 31, 2012	November 30, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$268,215	$234,685
Accounts receivable, net	289,055	326,009
Income tax receivable	22,264	25,194
Deferred subscription costs	51,363	43,136
Deferred income taxes	45,846	45,253
Other	31,195	23,801
Total current assets	707,938	698,078
Non-current assets:
Property and equipment, net	146,236	128,418
Intangible assets, net	524,332	514,949
Goodwill, net	1,801,317	1,722,312
Prepaid pension asset	9,814	—
Other	8,982	9,280
Total non-current assets	2,490,681	2,374,959
Total assets	$3,198,619	$3,073,037
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$170,196	$144,563
Accounts payable	38,648	32,428
Accrued compensation	46,323	57,516
Accrued royalties	24,149	26,178
Other accrued expenses	58,762	69,000
Deferred revenue	544,390	487,172
Total current liabilities	882,468	816,857
Long-term debt	673,865	658,911
Accrued pension liability	7,674	59,460
Accrued postretirement benefits	9,092	9,200
Deferred income taxes	126,958	123,895
Other liabilities	19,014	19,985
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 and 67,527,344 shares issued, and 65,756,827 and 65,121,884 shares outstanding at May 31, 2012 and November 30, 2011, respectively	676	675
Additional paid-in capital	650,915	636,440
Treasury stock, at cost: 1,864,540 and 2,405,460 shares at May 31, 2012 and November 30, 2011, respectively	(111,091)	(133,803)
Retained earnings	998,285	930,619
Accumulated other comprehensive loss	(59,237)	(49,202)
Total stockholders’ equity	1,479,548	1,384,729
Total liabilities and stockholders’ equity	$3,198,619	$3,073,037

IHS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per-share amounts)

(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2012	2011	2012	2011
Revenue:
Products	$326,517	$276,082	$624,498	$536,678
Services	60,642	47,039	105,404	79,586
Total revenue	387,159	323,121	729,902	616,264
Operating expenses:
Cost of revenue:
Products	135,532	114,759	260,354	222,799
Services	29,739	26,446	51,507	45,072
Total cost of revenue (includes stock-based compensation expense of $1,662; $930; $2,979 and $1,784 for the three and six months ended May 31, 2012 and 2011, respectively)	165,271	141,205	311,861	267,871
Selling, general and administrative (includes stock-based compensation expense of $24,812; $18,361; $57,415 and $39,605 for the three and six months ended May 31, 2012 and 2011, respectively)	126,845	105,668	252,021	207,440
Depreciation and amortization	28,992	20,714	55,293	38,915
Restructuring charges	3,628	702	11,113	702
Acquisition-related costs	501	1,243	1,368	4,549
Net periodic pension and postretirement expense	1,997	775	3,997	1,548
Other expense (income), net	(566)	108	(1,302)	613
Total operating expenses	326,668	270,415	634,351	521,638
Operating income	60,491	52,706	95,551	94,626
Interest income	247	306	419	491
Interest expense	(4,886)	(2,145)	(9,780)	(3,807)
Non-operating expense, net	(4,639)	(1,839)	(9,361)	(3,316)
Income from continuing operations before income taxes	55,852	50,867	86,190	91,310
Provision for income taxes	(11,661)	(11,049)	(18,524)	(19,768)
Income from continuing operations	44,191	39,818	67,666	71,542
Income from discontinued operations, net	—	123	—	336
Net income	$44,191	$39,941	$67,666	$71,878

Basic earnings per share:
Income from continuing operations	$0.67	$0.61	$1.03	$1.10
Income from discontinued operations, net	$—	$—	$—	$0.01
Net income	$0.67	$0.61	$1.03	$1.11
Weighted average shares used in computing basic earnings per share	65,876	64,952	65,696	64,784

Diluted earnings per share:
Income from continuing operations	$0.66	$0.61	$1.02	$1.09
Income from discontinued operations, net	$—	$—	$—	$0.01
Net income	$0.66	$0.61	$1.02	$1.10
Weighted average shares used in computing diluted earnings per share	66,544	65,547	66,625	65,493

IHS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended May 31,
	2012	2011
Operating activities:
Net income	$67,666	$71,878
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	55,293	38,915
Stock-based compensation expense	60,394	41,389
Excess tax benefit from stock-based compensation	(10,301)	(8,412)
Net periodic pension and postretirement expense	3,997	1,407
Pension and postretirement contributions	(65,704)	—
Deferred income taxes	(7,166)	4,461
Change in assets and liabilities:
Accounts receivable, net	44,078	32,166
Other current assets	(15,897)	(9,730)
Accounts payable	5,602	1,001
Accrued expenses	(28,916)	(24,365)
Income tax payable	12,739	(7,781)
Deferred revenue	55,948	60,106
Other liabilities	441	(54)
Net cash provided by operating activities	178,174	200,981
Investing activities:
Capital expenditures on property and equipment	(31,674)	(32,531)
Acquisitions of businesses, net of cash acquired	(119,395)	(202,745)
Intangible assets acquired	(3,700)	(2,985)
Change in other assets	(1,851)	(2,317)
Settlements of forward contracts	(1,522)	(3,170)
Net cash used in investing activities	(158,142)	(243,748)
Financing activities:
Proceeds from borrowings	85,000	335,000
Repayment of borrowings	(45,069)	(334,601)
Payment of debt issuance costs	—	(6,326)
Excess tax benefit from stock-based compensation	10,301	8,412
Proceeds from the exercise of employee stock options	76	2,144
Repurchases of common stock	(29,314)	(22,250)
Net cash provided by (used in) financing activities	20,994	(17,621)
Foreign exchange impact on cash balance	(7,496)	6,767
Net increase (decrease) in cash and cash equivalents	33,530	(53,621)
Cash and cash equivalents at the beginning of the period	234,685	200,735
Cash and cash equivalents at the end of the period	$268,215	$147,114

IHS INC.

SUPPLEMENTAL REVENUE DISCLOSURE

(In thousands)

(Unaudited)

	Three Months Ended May 31,		Absolute	Organic	Six Months Ended May 31,		Absolute	Organic
	2012	2011	% change	% change	2012	2011	% change	% change
Revenue by segment:
Americas revenue	$230,468	$194,860	18%	6%	$437,388	$374,461	17%	4%
EMEA revenue	113,524	95,335	19%	9%	212,933	179,500	19%	7%
APAC revenue	43,167	32,926	31%	8%	79,581	62,303	28%	8%
Total revenue	$387,159	$323,121	20%	7%	$729,902	$616,264	18%	6%

Revenue by transaction type:
Subscription revenue	$287,254	$250,372	15%	8%	$560,644	$483,991	16%	8%
Consulting revenue	29,531	18,953	56%	17%	54,937	35,469	55%	9%
Transaction revenue	17,415	14,315	22%	(8)%	30,003	27,638	9%	(5)%
Other revenue	52,959	39,481	34%	3%	84,318	69,166	22%	(9)%
Total revenue	$387,159	$323,121	20%	7%	$729,902	$616,264	18%	6%

Revenue by information domain:
Energy revenue	$181,832	$139,441			$340,886	$261,095
Product Lifecycle (PLC) revenue	124,091	106,794			234,820	206,984
Security revenue	30,023	29,818			57,244	56,366
Environment revenue	25,001	22,568			47,140	43,543
Macroeconomic Forecasting and Intersection revenue	26,212	24,500			49,812	48,276
Total revenue	$387,159	$323,121			$729,902	$616,264

IHS INC.

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands, except for per-share amounts)

(Unaudited)

	Three Months Ended May 31,		Six Months Ended May 31,
	2012	2011	2012	2011
Net income	$44,191	$39,941	$67,666	$71,878
Interest income	(247)	(306)	(419)	(491)
Interest expense	4,886	2,145	9,780	3,807
Provision for income taxes	11,661	11,049	18,524	19,768
Depreciation and amortization	28,992	20,714	55,293	38,915
EBITDA	$89,483	$73,543	$150,844	$133,877
Stock-based compensation expense	26,474	19,291	60,394	41,389
Restructuring charges	3,628	702	11,113	702
Acquisition-related costs	501	1,243	1,368	4,549
Non-cash net periodic pension and postretirement expense	—	704	—	1,407
Income from discontinued operations, net	—	(123)	—	(336)
Adjusted EBITDA	$120,086	$95,360	$223,719	$181,588

	Three Months Ended May 31,		Six Months Ended May 31,
	2012	2011	2012	2011
Earnings per diluted share	$0.66	$0.61	$1.02	$1.10
Stock-based compensation expense	0.26	0.19	0.59	0.41
Restructuring charges (credits)	0.04	0.01	0.11	0.01
Acquisition-related costs	0.01	0.02	0.02	0.05
Non-cash net periodic pension and postretirement expense	—	0.01	—	0.01
Income from discontinued operations, net	—	—	—	(0.01)
Adjusted earnings per diluted share	$0.97	$0.83	$1.73	$1.57

Note: Amounts may not sum due to rounding

	Three Months Ended May 31,		Six Months Ended May 31,
	2012	2011	2012	2011
Net cash provided by operating activities	145,191	121,713	178,174	200,981
Capital expenditures on property and equipment	(18,118)	(16,990)	(31,674)	(32,531)
Free cash flow	$127,073	$104,723	$146,500	$168,450
Pension deficit funding	—	—	57,000	—
Adjusted free cash flow	$127,073	$104,723	$203,500	$168,450

IHS INC.

RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

(Unaudited)

	Three Months Ended May 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$68,681	$24,066	$11,493	$(43,749)	$60,491
Adjustments:
Stock-based compensation expense	—	—	—	26,474	26,474
Depreciation and amortization	21,221	6,347	270	1,154	28,992
Restructuring charges	2,461	1,252	(85)	—	3,628
Acquisition-related costs	385	116	—	—	501
Adjusted EBITDA	$92,748	$31,781	$11,678	$(16,121)	$120,086

	Three Months Ended May 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$55,042	$19,692	$9,861	$(31,889)	$52,706
Adjustments:
Stock-based compensation expense	—	—	—	19,291	19,291
Depreciation and amortization	15,319	4,798	47	550	20,714
Restructuring charges	338	364	—	—	702
Acquisition-related costs	913	330	—	—	1,243
Non-cash net periodic pension and postretirement expense	—	—	—	704	704
Adjusted EBITDA	$71,612	$25,184	$9,908	$(11,344)	$95,360

	Six Months Ended May 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$119,985	$44,963	$19,488	$(88,885)	$95,551
Adjustments:
Stock-based compensation expense	—	—	—	60,394	60,394
Depreciation and amortization	41,758	10,181	321	3,033	55,293
Restructuring charges	9,460	1,507	146	—	11,113
Acquisition-related costs	1,252	116	—	—	1,368
Adjusted EBITDA	$172,455	$56,767	$19,955	$(25,458)	$223,719

	Six Months Ended May 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$103,975	$36,246	$18,126	$(63,721)	$94,626
Adjustments:
Stock-based compensation expense	—	—	—	41,389	41,389
Depreciation and amortization	29,428	8,290	86	1,111	38,915
Restructuring charges	338	364	—	—	702
Acquisition-related costs	4,147	402	—	—	4,549
Non-cash net periodic pension and post-retirement expense	—	—	—	1,407	1,407
Adjusted EBITDA	$137,888	$45,302	$18,212	$(19,814)	$181,588

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended May 31, 2012		Three Months Ended May 31, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$26,474	$17,202	$19,291	$12,476
Restructuring charges	$3,628	$2,448	$702	$452
Acquisition-related costs	$501	$501	$1,243	$1,255
Non-cash net periodic pension and postretirement expense	$—	$—	$704	$438
Income from discontinued operations, net	$—	$—	$(212)	$(123)

	Six Months Ended May 31, 2012		Six Months Ended May 31, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$60,394	$39,040	$41,389	$26,787
Restructuring charges	$11,113	$7,256	$702	$452
Acquisition-related costs	$1,368	$1,368	$4,549	$3,477
Non-cash net periodic pension and postretirement expense	$—	$—	$1,407	$873
Income from discontinued operations, net	$—	$—	$(562)	$(336)